                                                                    EXHIBIT 99.1

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                         TOGETHER WITH AUDITORS' REPORT

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                                      INDEX



                                                                                                 PAGE

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                                           1

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 1998 AND 1997                                                                   2

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
WITH FUND INFORMATION, FOR THE YEAR ENDED DECEMBER 31, 1998                                        3

NOTES TO FINANCIAL STATEMENTS                                                                    4-9

ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AS OF DECEMBER 31, 1998                 10

ITEM 27d--SCHEDULE OF REPORTABLE TRANSACTIONs
FOR THE YEAR ENDED DECEMBER 31, 1998                                                              11


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Profit Sharing Committee of
The Rockland Trust Company Employee Savings and
Profit Sharing Plan and Trust:

We have audited the accompanying statements of net assets available for benefits of The Rockland Trust Company Employee Savings and Profit Sharing Plan and Trust as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits, with fund information, for the year ended December 31, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in its net assets available for benefits, with fund information, for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for benefits of each fund. The fund information and supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes and the schedule of reportable transactions that accompany the Plan's financial statements do not disclose the historical cost of certain plan assets held by the Plan's custodian. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.



Boston, Massachusetts
July 16, 1999

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                        AS OF DECEMBER 31, 1998 AND 1997



                                                                             1998            1997
ASSETS:
   Investments, at quoted market value (Note 3)-
     Interest-bearing deposits                                        $   107,214     $   494,677
     Savings and certificates of deposit                                        -         921,266
     U.S. government securities                                         1,706,143       1,747,926
     Common stocks                                                      4,397,880       7,592,493
     Mutual funds-
       Bonds                                                            1,858,730         483,825
       Equity                                                           9,465,883       4,475,580
   Loans to participants                                                  415,528         300,717
                                                                      -----------     -----------

                                                                       17,951,378      16,016,484

   Cash                                                                    60,491          28,163
   Accrued income receivable                                                    -         135,281
   Contributions receivable from employer                                  52,451          85,907
                                                                      -----------     -----------

         Total assets                                                  18,064,320      16,265,835
                                                                      -----------     -----------

LIABILITIES:
   Other liabilities                                                            -           3,645
                                                                      -----------     -----------

NET ASSETS AVAILABLE FOR BENEFITS (Notes 2 and 5)                     $18,064,320     $16,262,190
                                                                      -----------     -----------
                                                                      -----------     -----------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND
                INFORMATION, FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                                          FUND INFORMATION
                                    WRIGHT         PATHMARK       PATHMARK     GOLDMAN SACHS  CERTIFICATE     SEI SMALL
                                   BALANCED         GROWTH       GROWTH OF     INTERNATIONAL  OF DEPOSIT     CAP GROWTH
                                   PORTFOLIO       PORTFOLIO       INCOME       EQUITY FUND    PORTFOLIO        FUND
                                                                 PORTFOLIO

BALANCE, DECEMBER 31, 1997       $  4,859,217   $  2,209,535   $    748,103   $    214,469   $  1,131,076   $    265,090
                                 ------------   ------------   ------------   ------------   ------------   ------------

ADDITIONS:
   Voluntary contributions by         179,391        203,098         72,078         26,899         16,275         16,200
     participants
   Contributions by sponsor            48,211         50,363         20,292          7,369              -              -
   Interest income                          -              -              -              -              -              -
   Net appreciation                   189,767        533,672        110,190         60,193         24,842            272
     (depreciation) in fair
     value of investments
   Transfers between                   19,997        187,164        348,723        509,841            583         97,649
                                 ------------   ------------   ------------   ------------   ------------   ------------
     investment options

          Total additions             437,366        974,297        551,283        604,302         41,700        114,121

DEDUCTIONS:
   Amounts paid to                    181,984        341,100         52,147          5,010              -              -
     participants (Note 1)
   Transfers between                  862,954        417,883         18,056        290,685      1,172,776        379,211
                                 ------------   ------------   ------------   ------------   ------------   ------------
     investment options

          Total deductions          1,044,938        758,983         70,203        295,695      1,172,776        379,211
                                 ------------   ------------   ------------   ------------   ------------   ------------

BALANCE, DECEMBER 31, 1998       $  4,251,645   $  2,424,849   $  1,229,183   $    523,076   $          -   $          -
                                 ------------   ------------   ------------   ------------   ------------   ------------
                                 ------------   ------------   ------------   ------------   ------------   ------------





                                                                         FUND INFORMATION
                                VANGUARD      FEDERATED   MFS EMERGING FEDERATED MAX   INDEPENDENT    LOANS TO     OTHER       TOTAL
                                INDEX 500    GOVERNMENT      GROWTH         CAP        BANK CORP.   PARTICIPANTS
                                  FUND       OBLIGATIONS      FUND     INSTITUTIONAL      STOCK
                                                FUND                        FUND

BALANCE, DECEMBER 31, 1997    $  1,761,183 $          -  $          -  $          -  $  4,776,213  $  297,304   $     - $16,262,190
                              ------------ ------------  ------------  ------------  ------------  ----------   ------- -----------

ADDITIONS:
   Voluntary contributions by       24,050       20,615        58,322        74,496       290,578           -     8,916     990,918
     participants
   Contributions by sponsor              -        8,113        21,520        26,926        76,781           -    43,535     303,110
   Interest income                       -            -             -             -             -      14,673         -      14,673
   Net appreciation                232,425       27,172       123,467       299,612      (182,021)          -         -   1,419,591
     (depreciation) in fair
     value of investments
   Transfers between                33,458    1,151,998       959,030     2,171,431        70,258    (113,759)        -   5,436,373
                              ------------ ------------  ------------  ------------  ------------  ----------   ------- -----------
     investment options

          Total additions          289,933    1,207,898     1,162,339     2,572,465       255,596     (99,086)   52,451   8,164,665

DEDUCTIONS:
   Amounts paid to                   2,419      127,357         8,462        17,639       189,088         956         -     926,162
     participants (Note 1)
   Transfers between             2,048,697        6,968        33,391         7,796       416,222    (218,266)        -   5,436,373
                              ------------ ------------  ------------  ------------  ------------  ----------   ------- -----------
     investment options

          Total deductions       2,051,116      134,325        41,853        25,435       605,310    (217,310)        -   6,362,535
                              ------------ ------------  ------------  ------------  ------------  ----------   ------- -----------

BALANCE, DECEMBER 31, 1998    $          - $  1,073,573  $  1,120,486  $  2,547,030  $  4,426,499  $  415,528   $52,451 $18,064,320
                              ------------ ------------  ------------  ------------  ------------  ----------   ------- -----------
                              ------------ ------------  ------------  ------------  ------------  ----------   ------- -----------





   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998




(1)    DESCRIPTION OF THE PLAN

       Participants should refer to the Plan agreement for a complete description of the Plan's provisions.

       GENERAL

       The Rockland Trust Company Employee Savings and Profit Sharing Plan and Trust (the Plan) was created on September 9, 1971 and restated effective January 1, 1989. Effective January 1, 1994, the Plan was amended to include provisions of the Internal Revenue Code (IRC) Section 401(k) and the Tax Reform Act of 1986. Other subsequent amendments have also been made to the Plan. The Plan covers employees of Rockland Trust Company (the Company or RTC) who meet specified eligibility requirements. Effective May 28, 1998, Fidelity Investments became the custodian of the Plan, replacing the previous custodian, Rockland Trust Company.

       ELIGIBILITY

       An employee becomes a participant in the Plan upon completion of one year of service (1,000 or more hours of service during the plan year). In order to share in the Company's contribution to the Plan for any year, a participant must:

       1. Have worked 1,000 or more hours during the year.

       2. Be employed by the Company on the last business day of the year. However, those participants whose employment terminated during the year because of retirement under the Company's retirement plan or because of disability, death or for any reason after the attainment of age 65 shall share in the Company's contribution.

       CONTRIBUTIONS

       Employees who participate in the Plan may defer up to 15% of their salary (6% as a Basic Elective Deferral and 9% as a Supplementary Elective Deferral), on a pretax basis, and up to an additional 10% of their salary on an after-tax basis. The Company matches pretax contributions equal to 50% of a participant's Basic Elective Deferral. The Company may also make discretionary profit sharing contributions. No such discretionary contributions were made in 1998.

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

                                   (Continued)


       BENEFITS AND VESTING

       Participants are 100% vested in all funds immediately upon eligibility.

       Upon termination of service due to death, disability or retirement, a participant may elect to receive an amount equal to the value of the participant's interest in his or her account. The form of payment is a lump-sum distribution or a stream of payments to be paid in monthly installments over up to 15 years.

       PARTICIPANT ACCOUNTS

       Individual accounts are maintained for each of the Plan's participants to reflect the participant's contributions and related employer matching contributions, as well as the participant's share of the Plan's income and any related administrative expenses. Allocations are based on the percentage each participant's account balance represents of the total of all participants' account balances.

       INVESTMENT OPTIONS

       Participants are offered 11 investment portfolios into which they can direct their contributions.

       Employer matching contributions are allocated among options in the same percentages as the employee contributions. A description of each investment option is provided below:

         WRIGHT BALANCED PORTFOLIO

         The Plan has an undivided interest in this portfolio's assets which consist of high-quality domestic and international equities, high-quality corporate and U.S. government fixed-income investments and cash reserves chosen to minimize both short-term and long-term risk due to market and economic factors.

         PATHMARK GROWTH PORTFOLIO

         This portfolio represents an interest in a commingled trust fund, which seeks to provide long-term growth of capital and above-average growth with a three- to five-year horizon by investing primarily in equity mutual funds.

         PATHMARK GROWTH OF INCOME PORTFOLIO

         This portfolio represents an interest in a commingled trust fund which invests in a diversified and changeable portfolio of mutual funds selected to provide current income while striving to obtain capital growth.

         GOLDMAN SACHS INTERNATIONAL EQUITY FUND

         This mutual fund seeks long-term capital appreciation through investments in equity securities of companies that are organized outside the United States or whose securities are principally traded outside the United States.

         CERTIFICATE OF DEPOSIT PORTFOLIO

         This portfolio is designed to provide a moderate level of income consistent with the preservation of principal. The portfolio invests solely in FDIC-insured certificates of deposit issued by Rockland Trust Company.

         SEI SMALL CAP GROWTH FUND

         This mutual fund seeks long-term capital appreciation through investment in the stocks of smaller and often faster growing companies.

         VANGUARD INDEX 500 FUND

         This mutual fund is designed to replicate the performance of the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index) by investing in the stocks of the companies included in that index.

         FEDERATED GOVERNMENT OBLIGATIONS FUND

         This mutual fund seeks to provide current income consistent with stability of principal. The Fund pursues its objective by investing only in a portfolio of U.S. government securities maturing in 13 months or less.

         MFS EMERGING GROWTH FUND

         This mutual fund seeks long-term growth of capital by investing primarily in common stocks of small and medium-sized companies early in their life cycles.

         FEDERATED MAX CAP INSTITUTIONAL FUND

         This mutual fund seeks to invest in large-company stocks weighted approximately the same as those in the S&P 500 Index.

         INDEPENDENT BANK CORP. STOCK

         This investment is exclusively in the common stock of Independent Bank Corp., the parent company of Rockland Trust Company.

       LOANS TO PARTICIPANTS

       Loans against participant accounts are permitted. There is a minimum loan amount of $500 and a maximum of 50% of the participants' account balances, up to $50,000. All loans must be repaid within five years. The interest rate is determined by the plan administrator and is to be the rate of interest used for obligations of comparable term by the area's commercial lending institutions. Interest rates on loans outstanding at December 31, 1998 range from 7.75% to 9%.

       PRIORITIES OF THE PLAN UPON TERMINATION

       In the event of the termination of the Plan, the Trustee shall liquidate the entire investment in the Plan after payment of all expenses and after proportional adjustment of accounts to reflect such expenses, portfolio losses or profits, and reallocations to the date of liquidation. Each participating employee, retired participating employee and beneficiary of each deceased participating employee shall be entitled to receive any amounts outstanding to the credit of the participating employee's account as of the date of liquidation.

(2)    ACCOUNTING POLICIES

       BASIS OF ACCOUNTING

       The Plan recognizes contributions and investment income on the accrual basis.

       EXPENSES

       The Company pays all expenses of the Plan at the option of the Company.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       NET APPRECIATION IN FAIR VALUE OF INVESTMENTS

       Net realized and unrealized appreciation is recorded in the accompanying statement of changes in net assets available for benefits, with investment option information, as net appreciation in fair value of investments.

(3)      INVESTMENTS

       Investments at December 31, 1998 and 1997, as shown in the accompanying financial statements, are stated at market value based on quoted market price, or in the case of investment portfolios, the quoted market price for the underlying mutual funds.

       Included in the investments in the accompanying statements of net assets available for benefits are the following securities for which the market value exceeded 5% of net plan assets as of plan years ended December 31, 1998 and 1997:


                                                                                        MARKET
              PLAN YEAR                     DESCRIPTION OF INVESTMENT                   VALUE
      December 31, 1998          Independent Bank Corp. Common Stock               $    4,397,880
                                 Federated Max Cap Institutional Fund                   3,056,695
                                 Wright Managed Selected Blue Chip Fund                 2,024,717
                                 Wright Managed Total Return Bond Fund                  1,333,746
                                 MFS Emerging Growth Fund                               1,120,486
                                 Federated Government Obligations Fund                  1,073,573

      December 31, 1997          Independent Bank Corp. Common Stock                    5,084,321
                                 Vanguard #40 Index Trust 500 Portfolio                 1,731,359


+

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

                                   (Continued)


(4)    TAX STATUS

       The Plan has a favorable determination letter from the Internal Revenue Service, dated March 15, 1995, stating that the Plan is designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the plan sponsor believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC and, therefore, the Plan continues to be tax-exempt.

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

            ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AS OF DECEMBER 31, 1998



                              Issuer And Description                                      Cost          Market Value
                              ----------------------                                      ----          ------------

INTEREST BEARING DEPOSITS:
   Dreyfus 100% U.S. Treasury Long-Term                                              $    78,664      $    78,664
   Fidelity Cash Reserves*                                                                28,550           28,550
                                                                                      -----------      -----------

                                                                                         107,214          107,214

U.S. GOVERNMENT OBLIGATIONS:
   Federated U.S. Government Securities, 2-5 Years                                            (1)         224,149
   Spartan U.S. Treasury Money Market                                                         (1)         408,421
   Federated Government Obligations                                                    1,073,573        1,073,573
                                                                                      -----------      -----------

                                                                                       1,073,573        1,706,143

MUTUAL FUNDS--BONDS:
   Federated GNMA Institutional Service                                                       (1)              77
   Federated High Income Bond                                                                 (1)         177,540
   Federated High Yield Institutional                                                         (1)         176,583
   Federated Bond Class F                                                                     (1)         170,784
   Wright Managed Total Return Bond                                                           (1)       1,333,746
                                                                                      -----------      -----------

                                                                                              (1)       1,858,730
                                                                                      -----------       ----------

MUTUAL FUNDS--EQUITY:
   Federated Stock Trust Institutional                                                        (1)         485,844
   Federated Growth Strategies                                                                (1)         417,523
   Federated Max Cap Institutional                                                            (1)       3,056,695
   Goldman Sachs International Equity                                                         (1)         685,263
   Goldman Sachs Core U.S. Equity                                                             (1)         358,887
   MFS Emerging Growth                                                                        (1)       1,120,486
   MFS Investor Growth Stock                                                                  (1)         396,638
   Massachusetts Investor Trust                                                               (1)         495,488
   Wright Managed Selected Blue Chip                                                          (1)       2,024,717
   Wright International Blue Chip                                                             (1)         424,342
                                                                                      -----------      -----------

                                                                                              (1)       9,465,883
                                                                                      -----------      -----------
INDEPENDENT BANK CORP. STOCK FUND:
   Independent Bank Corp., Mass.*                                                             (1)       4,397,880
                                                                                      -----------      -----------

LOAN FUND:
   Loans to participants, interest rates from 7.75% to 9%*                               415,528          415,528
                                                                                      -----------      -----------

         Total investments held at December 31, 1998                                 $ 1,596,315      $17,951,378
                                                                                      -----------      -----------
                                                                                      -----------      -----------



(1)    THE COST INFORMATION FOR THESE INVESTMENTS WAS NOT
       AVAILABLE.
*      REPRESENTS A PARTY IN INTEREST TO THE PLAN


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE SUPPLEMENTAL SCHEDULES.

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                  ITEM 27d--SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                 Sales                               Purchases
            Identity of Party                   Amount          Number       Gain (Loss)         Amount         Number
            -----------------                   ------          ------       -----------         ------         ------

                 SERIES OF TRANSACTIONS IN SAME SECURITY EXCEEDING 5% OF NET ASSETS AT JANUARY 1, 1998


U.S. GOVERNMENT OBLIGATIONS:
   Federated Government Obligations Fund           367,292       10                    (1)        1,413,275      25
   United States Treasury Bonds                    859,094        9                    (1)                -       -
   Spartan U.S. Treasury Money Market           12,522,216        1                    (1)                -       -

MUTUAL FUNDS--BONDS:
   Wright Managed Total Return Bond                243,890       34                    (1)        1,489,720      32

MUTUAL FUNDS--EQUITY:
   Federated Stock Trust Institutional             567,761       24                    (1)          570,196      37
   Federated Growth Strategies                     494,138       18                    (1)          462,660      32
   Federated Max Cap Institutional                 624,840       26                    (1)        2,856,802      41
   Goldman Sachs International Equity              520,074       22                    (1)          772,650      42
   Goldman Sachs Core U.S. Equity                  460,264       16                    (1)          431,633      36
   MFS Emerging Growth                              49,858       16                    (1)        1,041,378      29
   MFS Investor Growth Stock                       459,147       15                    (1)          800,512      31
   Massachusetts Investor Trust                    573,177       24                    (1)          964,243      38
   Vanguard Index 500                            2,058,251        5                    (1)           74,196       5
   Wright Managed Selected Blue Chip               699,821       34                    (1)        2,949,051      31

INDEPENDENT BANK CORP. STOCK FUND:
   Independent Bank Corp., Mass.*                2,282,428       25                    (1)        2,152,455      13

                   SINGLE TRANSACTIONS IN SAME SECURITY EXCEEDING 5% OF NET ASSETS AT JANUARY 1, 1998

   Spartan U.S. Treasury Money Market           12,522,216        1                    (1)                -       -
   Federated Max Cap Institutional                       -        -                    (1)        2,312,220       1
   Vanguard Index 500                            2,032,161        1                    (1)                -       -
   Wright Managed Selected Blue Chip                     -        -                    (1)        2,482,050       1
   Independent Bank Corp., Mass.*                1,178,086        1                    (1)        1,852,313       1



(1)   AS COST OF INVESTMENTS WAS NOT AVAILABLE, GAIN (LOSS)
      COULD NOT BE DETERMINED.
 *    REPRESENTS A PARTY IN INTEREST TO THE PLAN

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE SUPPLEMENTAL SCHEDULES.